Exhibit 99.1

Media Contact:	Investor Contact:

Mona Klausing, Active Network Mona.Klausing@ActiveNetwork.com 1-858-964-3813	Brinlea Johnson, The Blueshirt Group Brinlea@BlueshirtGroup.com 1-212-331-8424

FOR IMMEDIATE RELEASE

Active Network Launches Business Solutions Division,

Powered by Leading SaaS Technology and a Global Ecosystem

Connecting Event Suppliers, Organizations and Attendees

Company Acquires StarCite® and its Online Marketplace

for Leading Hotel, Destination and Venue Suppliers Worldwide

SAN DIEGO, CA. AND PHILADELPHIA, PA. – JANUARY 5, 2012 – Active Network (NYSE:ACTV), the leading provider of organization-based cloud computing applications, today announced the launch of its Business Solutions division, creating an end-to-end global ecosystem for the events industry. Powered by a comprehensive suite of technology solutions that meets the needs of events and meetings, the new division connects event suppliers, organizations and attendees and is expected to drive greater cost savings, efficiencies and deeper audience engagement.

As a part of the launch, Active Network also announced the acquisition of StarCite®—a leader in global corporate strategic meetings management—which will become part of the company’s Business Solutions division. In addition to its global customer base and leading strategic meetings management SaaS technology, StarCite provides Active Network access to a vast online marketplace of the top hotels, destinations and venue suppliers worldwide.

“StarCite has built a solid reputation in the strategic meetings management market which is an excellent complement to the enterprise corporations and small and medium-sized businesses we already serve,” said JR Sherman, SVP and Senior General Manager of Active Network | Business Solutions. “Through this strategic acquisition, we’ll be in a position to offer our customers the industry’s most robust, fully-scalable technology platform and a broad range of solutions to successfully run events and meetings of all sizes, any level of complexity, and across all segments.”

Active Network has created the Business Solutions division to expand the definition, scope and purpose of the professional events industry, helping sales / marketing organizations more effectively develop their brands and customer loyalty, while at the same time supporting the needs of procurement / logistics departments tasked with maximizing the efficiency and productivity of corporate spend on meetings and events. Rather than employing a patchwork of technologies and suppliers to manage their professional events, meeting planners and buyers will benefit through the ability to leverage a single provider to track every stage of the customer journey, gain greater access to business intelligence, and engage more deeply with their customers. Meetings suppliers should benefit from an expanded audience of meeting planners and buyers across the Active Network global customer base.

Active Network is helping the events industry move beyond a focus on meetings logistics and spend management to one that includes community engagement, which helps enable organizations to build lifetime value with their customers and employees. The company’s Business Solutions division powers customers of all sizes—including small and medium-sized businesses, enterprise corporations, associations, tradeshows and expos—with a single technology suite for their entire event management needs. The Active Network | Business Solutions technology suite includes ActiveWorks | Conference™ for large flagship conferences, RegOnline™ for attendee management solutions, StarCite SMM for strategic meetings management and event expense management, and the StarCite Supplier Marketplace to connect events with suppliers. For more information on the Active Network | Business Solutions division, please visit www.activeevents.com.

Active Network will officially unveil its new Business Solutions division at a press conference at 3 pm Pacific Time on January 9, 2012 at the PCMA Convening Leaders show in San Diego. The company will also host an Investor Relations conference call to discuss the StarCite acquisition at 11 am Eastern Time / 8 am Pacific Time on January 6, 2012. The conference call dial-in number is 866-578-5801 for domestic callers and 617-213-8058 for international callers. A replay of the call will be available starting at 1 pm Eastern Time / 10 am Pacific Time on January 6, 2012 through 11:59 pm Eastern Time / 8:59 pm Pacific Time on January 9, 2012. To listen to the replay, dial 888-286-8010 (or 617-801-6888 outside of the United States) and use the passcode 88877883. The replay will also be available via webcast within the investor relations section of the company’s website at: http://investors.activenetwork.com/.

About StarCite, Inc.

StarCite, Inc. provides a technology platform that makes meetings and event planning, booking and management easier and more cost-effective for corporations, hotels, venues and meetings suppliers worldwide. StarCite delivers visibility, cost savings and control over meetings spending for businesses and enhanced revenue opportunities for suppliers. Through Web-based, on-demand technology, StarCite automates and supports every key element of the meetings planning and procurement process: planning, budgeting, buying, attendance, payment, and results measurement. Using StarCite’s proprietary online marketplace, meeting buyers can connect and conduct business with thousands of hotels, venues, destinations and suppliers globally. StarCite is based in Philadelphia, PA. For more information about StarCite please visit www.starcite.com.

About The Active Network, Inc.

The Active Network, Inc. is the leading provider of organization-based cloud computing applications—serving the business events, community activities, outdoors and sports markets— with over 47,000 global business customers and 70 million annual transactions reported last year. Our technology platform, ActiveWorks®, transforms the way organizers manage their activities and events by automating online registrations and streamlining other critical management functions, while also driving consumer participation to their events. Our flagship media property, Active.com®, is the leading online community for people who want to discover, participate in, and share activities about which they are passionate. Headquartered in San Diego, California since 1999, the company has over 25 offices worldwide. To learn more, visit www.ActiveNetwork.com or www.Active.com. Follow Active Network on Twitter @ActiveNetwork, @Active and on Facebook.

About Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed in these forward-looking statements. Such statements include, but are not limited to: the risk that Active Network may not be able to achieve expected strategic benefits from the acquisition of StarCite; the risk that Active Network will not be able to successfully integrate the operations of StarCite with or into the operations of the company; the risk that revenues following the StarCite acquisition will be lower than expected; and the risk that business disruption (including, without limitation, difficulties in maintaining customer relationships) is greater than expected following the StarCite acquisition. More detailed information about The Active Network, Inc. and the risks and uncertainties that may affect the realization of these forward-looking statements is set forth in its filings with the Securities and Exchange Commission (SEC). These filings may be read free of charge on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and The Active Network, Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

###

© 2011 The Active Network, Inc. All rights reserved. Active.com and ActiveWorks are registered trademarks of The Active Network, Inc. Active Network, RegOnline and StarCite are trademarks of The Active Network, Inc. All other trademarks are the property of their respective owners.